 Exhibit 99.1

Energous Corporation Reports 2016 Second-Quarter Results

San Jose, Calif. – August 9, 2016 – Energous Corporation ("Energous®" or "the Company") (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free charging technology that provides over-the-air power at a distance, today announced financial results for the second quarter ended June 30, 2016 and provided an update on its operational progress.

Recent Highlights

•	Announced a private placement of $20 million from Malcolm Fairbairn, the principal of Ascend Capital LLC (a multi-billion dollar hedge fund manager based in California) and certain affiliates, representing an increase from their previously acquired stake in the company. They provided early stage funding to Energous at its founding and have been valued long-term investors.
•	Announced that the company met a significant delivery milestone in July with its top-tier strategic partner representing substantial progress toward achieving full integration into the partner’s consumer devices. Also generated an invoice for engineering-related services, based on the achievement of additional technology milestones with the strategic partner.
•	Signed four new development and licensing agreements during the quarter, spanning the full complement of WattUp transmitter categories: Miniature, Midsize, and Full-size, bringing the total number of licensing agreements to five. The company is currently focusing on 30 active prospective licensees and plans to hire additional engineers to allow Energous to support an additional 50 who have expressed an interest in integrating the company’s WattUp technology.
•	In addition to the four new licensing agreements, the company signed agreements to develop “proof of concept” prototypes with two tier-one companies. These engagements bypass an evaluation period and proceed directly to the integration of the WattUp technology in these potential licensees’ respective consumer devices.
•	Said that expansion of its licensee base is occurring at a faster pace than the company’s original projections.
•	Reconfirmed timeframes for path to expected market availability:
o	Received FCC approval for the Miniature WattUp transmitter design, which is expected to be incorporated into products from partners and shipped to consumers late this year/early next year.
o	Said the Midsize WattUp transmitter design, which will enable a charging zone of two to three feet for a desktop, automotive or similar application, is on pace to be commercially available by the end of the third quarter of 2017, and;
o	Restated that the Full-size WattUp transmitter design, which will enable a charging zone of 15 feet, is targeted for integration into partner products late 2017, early 2018.
•	Disclosed the company has specifically developed its WattUp technology to meet all current regulatory rules for RF exposure as well as all other rules to allow these devices to receive regulatory approval.
•	Announced that the Energous WattUp chipset is on schedule to be ready for mass production in the third quarter, and that the company expects to receive its first orders for the WattUp chipset in the fourth quarter of 2016.
•	Reiterated its previous forecast for exiting the third quarter of 2017 at a monthly cash flow break even run rate.

Energous Corporation Reports 2016 Second-Quarter Results

“Energous continues to execute at an aggressive pace to deliver on its vision of a WattUp ecosystem spanning a broad spectrum of devices, markets and technologies,” said Stephen R. Rizzone, President and CEO. “We’ve made significant progress with our strategic partner, substantially grown our licensee base and prospect funnel, and our chipsets are on schedule to be ready for mass production in the third quarter. With the new investment from Ascend Capital and our first silicon and royalty revenues expected before the end of this year, our financial position is secure. We are poised to expand our company and accelerate the pace of licensee expansion to make our vision of a ubiquitous WattUp ecosystem a reality and solidify our position as market leader.”

Unaudited 2016 Second Quarter Financial Results

For the second quarter ended June 30, 2016:

•	Revenue of approximately $0.2 million; $10.5 million in operating expenses, comprised of $7.5 million in R&D, $2.4 million in G&A and approximately $0.6 million in marketing.
•	Net loss of $10.3 million, or $0.62 per basic and diluted share.
•	Adjusted EBITDA (a non-GAAP financial measure) loss of $8.5 million.
•	$14.2 million in cash and cash equivalents at the end of the second quarter with no debt.

2016 Second Quarter Conference Call

Energous will host a conference call to discuss its financial results and recent progress.

When:	Tuesday, August 9, 2016
Time:	1:30 p.m. PT (4:30 p.m. ET)
Phone:	866-235-9911 (domestic); 412-317-1083 (international)
Replay:	Accessible through August 16, 2016
877-344-7529 (domestic); 412-317-0088 (international); passcode 10090384
Webcast:	Accessible at Energous.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Energous presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities, and the gain on the extinguishment of debt. Our definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. We believe that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Energous Corporation

Energous Corporation is the developer of WattUp® -- an award-winning, wire-free charging technology that will transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary radio frequency (RF) based charging solution that delivers intelligent, scalable power via radio bands, similar to a Wi-Fi router. WattUp differs from current wireless charging systems in that it delivers contained power, at a distance, to multiple devices -- thus resulting in a wire-free experience that saves users from having to remember to plug in their devices. For more information, please visit Energous.com, or follow Energous on Twitter and Facebook.

Energous Corporation Reports 2016 Second-Quarter Results

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements.” Examples of forward-looking statements include, among others, statements we make regarding expectations for market developments, technological advances, anticipated results of our development efforts, and the timing for receipt of required regulatory approvals and product launches. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners and licensees, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

-- Financial Tables Follow --

Investor Relations Contact:

PondelWilkinson

Laurie Berman

(310) 279-5980

IR@energous.com

Public Relations Contact:

Edelman

Alexandra Kenway

(650) 762-2985

PR@energous.com

Energous Corporation Reports 2016 Second-Quarter Results

Energous Corporation
BALANCE SHEETS
(Unaudited)

	As of
	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$14,191,312	$29,872,564
Accounts receivable	30,000	-
Prepaid expenses and other current assets	819,583	722,249
Prepaid rent, current	80,784	80,784
Total current assets	15,121,679	30,675,597

Property and equipment, net	1,681,525	1,730,365
Prepaid rent, non-current	177,844	218,236
Other assets	48,507	51,330
Total assets	$17,029,555	$32,675,528

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,256,255	$2,324,973
Accrued expenses	1,231,372	1,075,879
Deferred revenue	211,818	-
Total current liabilities	4,699,445	3,400,852

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2016 and
December 31, 2015; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at June 30, 2016 and
December 31, 2015; 16,988,703 and 16,298,208 shares issued and outstanding at
June 30, 2016 and December 31, 2015, respectively.	169	161
Additional paid-in capital	112,118,219	107,981,695
Accumulated deficit	(99,788,278)	(78,707,180)
Total stockholders’ equity	12,330,110	29,274,676
Total liabilities and stockholders’ equity	$17,029,555	$32,675,528

Energous Corporation Reports 2016 Second-Quarter Results

Energous Corporation
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Engineering product development	$181,818	$225,000	$318,182	$425,000
Total revenue	181,818	225,000	318,182	425,000

Operating expenses:
Research and development	7,462,360	3,779,852	15,136,453	8,055,416
Sales and marketing	646,177	684,416	1,453,244	1,728,310
General and administrative	2,360,453	1,910,702	4,816,066	3,722,844
Total operating expenses	10,468,990	6,374,970	21,405,763	13,506,570
Loss from operations	(10,287,172)	(6,149,970)	(21,087,581)	(13,081,570)

Other income (expense):
Interest income	2,617	3,388	6,483	9,709
Total	2,617	3,388	6,483	9,709

Net loss	$(10,284,555)	$(6,146,582)	$(21,081,098)	$(13,071,861)

Basic and diluted net loss per common share	$(0.62)	$(0.48)	$(1.27)	$(1.02)

Weighted average shares outstanding, basic and diluted	16,721,332	12,914,768	16,563,780	12,851,677

Energous Corporation Reports 2016 Second-Quarter Results

Energous Corporation
Reconciliation of Non-GAAP Information
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Net loss (GAAP)	$(10,284,555)	$(6,146,582)	$(21,081,098)	$(13,071,861)
Add (subtract) the following items:
Interest income	(2,617)	(3,388)	(6,483)	(9,709)
Depreciation and amortization	182,468	223,082	374,572	414,301
Stock-based compensation	1,591,677	1,119,545	3,545,211	2,798,766
Adjusted EBITDA (non-GAAP)	$(8,513,027)	$(4,807,343)	$(17,167,798)	$(9,868,503)